Exhibit 5.01

May 20, 2013

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by  Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the "Commission") on or about May 20, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate total of 3,001,079 shares of the Company’s Common Stock, par value $0.0001 per share (the "Stock") subject to issuance by the Company upon the exercise of stock options and purchase rights granted under the Company’s 2010 Equity Incentive Plan, which was filed as an exhibit to the following report filed by the Company with the Commission: Amendment No. 2 to Form S-1, filed with the Commission on June 23, 2010 (the "2010 Plan").  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)
the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010 and certified by the Delaware Secretary of State on September 30, 2010, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 10, 2013 (as amended, the “Restated Certificate”).

(2)	the Company’s Restated Bylaws as certified in the Opinion Certificate (the “Bylaws”).

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)
the Company’s 2010 Employee Stock Purchase Plan, as amended on July 8, 2010 and September 16, 2010, which was filed as an exhibit to the following report filed by the Company with the Commission: Amendment No. 8 to Form S-1, filed with the Commission on September 20, 2010  (the "Purchase Plan" and together with the 2010 Plan, the "Plans").

(5)
The forms of: 2010 Equity Incentive Plan Notice of Stock Option Grant; 2010 Equity Incentive Plan Stock Option Award Agreement; 2010 Equity Incentive Plan Notice of Restricted Stock Unit Award; Award Agreement (Restricted Stock Units) To the Amyris Biotechnologies, Inc. 2010 Equity Incentive Plan; 2010 Equity Incentive Plan Notice of Stock Appreciation Right Award; 2010 Equity Incentive Plan Stock Appreciation Right Award Agreement; 2010 Equity Incentive Plan Notice of Stock Bonus Award; Stock Bonus Award Agreement Amyris Biotechnologies, Inc. 2010 Equity Incentive Plan; 2010 Equity Incentive Plan Notice of Performance Shares Award; Performance Shares Agreement to the Amyris Biotechnologies, Inc. 2010 Equity Incentive Plan; 2010 Equity Incentive Plan Notice of Restricted Stock Award; 2010 Equity Incentive Plan Restricted Stock Agreement, which have been filed as exhibits to the following report filed by the Company with the Commission: Amendment No. 2 to Form S-1, filed with the Commission on June 23, 2010.

(6)	the Prospectus prepared in connection with the Registration Statement.

(7)
minutes of meetings of,  and actions by written consent of, the Company’s stockholders, the Company’s Board of Directors and committees of the Company’s Board of Directors provided to us by the Company (and certified by the Company to be true and correct copies thereof) at which, or pursuant to which, (a) the Restated Certificate (including all amendments thereto) and the Bylaws were adopted and approved, (b) the Plans (and any amendments to any of the Plans) were adopted and approved,  (c) pursuant to which action was taken pursuant to either of the Plans to increase the number of shares reserved for issuance thereunder under certain “evergreen” provisions of the Plans providing for certain automatic increases  in the number of shares reserved under the Plans and (d) pursuant to which the filing of the Registration Statement was approved, which minutes of meetings and actions by written consent the  Company has certified to us to be the only resolutions, minutes and actions by written consent addressing or related to the Restated Certificate, the Bylaws, the Plans and the Registration Statement.

(8)
The stock records that the Company has provided to us, consisting of (a) a certificate from the Company’s transfer agent, Wells Fargo Bank, N.A., Wells Fargo Shareowner Services, dated May 17, 2013 verifying the total number of the Company’s issued and outstanding shares of capital stock as of May 17, 2013 and (b) the Opinion Certificate (as defined below) verifying the total number of the Company’s issued and outstanding shares of capital stock as of December 31, 2012 and the number of all outstanding options, warrants and other rights to purchase or otherwise acquire shares of the Company’s capital stock.

(9)
A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated May 17, 2013, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware and a telephonic notice from the office of the Secretary of State of Delaware that the information in the foregoing Certificate of Good Standing is accurate as of May 20, 2013 (together, the “Certificate of Good Standing”).

(10)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no other investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1)           The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)           The 3,001,079 shares of Stock to be registered under the Registration Statement that may be issued and sold by the Company upon the exercise of stock options and purchase rights granted or to be granted under the 2010 Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

 Very truly yours,

FENWICK & WEST LLP

/s/ Daniel Winnike
Daniel Winnike, a Partner